UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Citigroup Inc.
(Name of Registrant as Specified In Its Charter)

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*** Exercise Your Right  to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on April 25, 2017.

CITIGROUP INC.

CITIGROUP INC.
242 TRUMBULL STREET
HARTFORD, CT 06103

Meeting Information
Meeting Type:	Annual Meeting
For holders as of:	February 27, 2017
Date: April 25, 2017	Time: 9:00 a.m.
Location:	The Great Hall of The Cooper Union
7 East 7th Street
New York, New York 10003

You are receiving this communication because you hold shares in the company named above.

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Before You Vote
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NOTICE AND PROXY STATEMENT                                         ANNUAL REPORT

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Voting Items

The Board of Directors recommends a vote FOR Proposals 1 through 3.

1. Proposal to elect 15 Directors:

1a.	Michael L. Corbat

1b.	Ellen M. Costello

1c.	Duncan P. Hennes

1d.	Peter B. Henry

1e.	Franz B. Humer

1f.	Renée J. James

1g.	Eugene M. McQuade

1h.	Michael E. O'Neill

1i.	Gary M. Reiner

1j.	Anthony M. Santomero

1k.	Diana L. Taylor

1l.	William S. Thompson, Jr.

1m.	James S. Turley

1n.	Deborah C. Wright

1o.	Ernesto Zedillo Ponce de Leon

2.	Proposal to ratify the selection of KPMG LLP as Citi's independent registered public accounting firm for 2017.

3.	Advisory Vote to Approve Citi's 2016 Executive Compensation.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

4.	Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation.

The Board of Directors recommends a vote AGAINST Proposals 5 through 9.

5.	Stockholder proposal requesting a report on the Company's policies and goals to reduce the gender pay gap.

6.	Stockholder proposal requesting that the Board appoint a Stockholder Value Committee to address whether the divestiture of all non-core banking business segments would enhance shareholder value.

7.	Stockholder proposal requesting a report on lobbying and grassroots lobbying contributions.

8.	Stockholder proposal requesting an amendment to the General Clawback policy to provide that a substantial portion of annual total compensation of Executive Officers shall be deferred and forfeited, in part or whole, at the discretion of the Board, to help satisfy any monetary penalty associated with a violation of law.

9.	Stockholder proposal requesting that the Board adopt a policy prohibiting the vesting of equity-based awards for senior executives due to a voluntary resignation to enter government service.